EXHIBIT 99.1

                         ASSET PURCHASE AGREEMENT



                                  Among



                          HEILIG-MEYERS COMPANY,



                          JOHN M. SMYTH COMPANY



                                   and



                       LEVITZ FURNITURE CORPORATION






                      Dated as of December 15, 1997



                            TABLE OF CONTENTS

                                                                      Page

                                 ARTICLE I
                           CERTAIN DEFINITIONS..........................2

                                 ARTICLE II
                        SALE AND PURCHASE OF ASSETS....................15

Section 2.1  Transfer of Assets........................................15
Section 2.2  Assumed Liabilities.......................................17
Section 2.3  Purchase Price............................................18
Section 2.4  Closing...................................................24
Section 2.5  Post-Closing Adjustments..................................27

                               ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF
                             THE SELLER AND THE PARENT.................31

Section 3.1  Organization and Authority................................31
Section 3.2  Authority Relative
                      to this Agreement................................31
Section 3.3  Consents and Approvals;
                      No Violations....................................32
Section 3.4  No Default................................................34
Section 3.5  Compliance with Applicable Law............................34
Section 3.6  Labor Relations...........................................34
Section 3.7  Employee Benefit Plans; ERISA.............................35
Section 3.8  Material Contracts........................................36
Section 3.9  Environmental Matters.....................................37
Section 3.10 Title to Assets...........................................39
Section 3.11 Inventory.................................................39
Section 3.12 Brokers or Finders........................................40
Section 3.13 Litigation................................................40
Section 3.14 Tax Matters...............................................41
Section 3.15 No Undisclosed Liabilities................................42
Section 3.16 Financial Statements......................................42
Section 3.17 LIMITED WARRANTIES........................................43

                                ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF THE BUYER........43

Section 4.1  Organization..............................................44
Section 4.2  Authority Relative to
                      this Agreement...................................44
Section 4.3  Consents and Approvals;
                      No Violations....................................45
Section 4.4  Brokers or Finders........................................46
Section 4.5  Financing.................................................46
Section 4.6  No Litigation.............................................46
Section 4.7  LIMITED WARRANTIES........................................46

                                ARTICLE V
                          COVENANTS AND OTHER AGREEMENTS...............47

Section 5.1  Conduct of the Business...................................47
Section 5.2  Access to Information;
                      Confidentiality..................................49
Section 5.3  Reasonable Efforts........................................50
Section 5.4  Certain Payroll Withholding
                      Matters..........................................52
Section 5.5  Employees.................................................53
Section 5.6  Fees and Expenses.........................................55
Section 5.7  Publicity.................................................55
Section 5.8  Submission for Court Approval.............................55
Section 5.9  Qualified Overbids........................................56
Section 5.10 Business Records..........................................56
Section 5.11 Transfer Taxes............................................57
Section 5.12 Trademarks................................................57
Section 5.13 Liquidation Agent.........................................58
Section 5.14 Adequate Assurances.......................................61
Section 5.15 Risk of Loss..............................................61
Section 5.16 Returns of Merchandise....................................62

                                ARTICLE VI
                                    CONDITIONS.........................63

Section 6.1  Conditions to Each Party's
                      Obligations......................................63
Section 6.2  Conditions to Obligations of
                      the Buyer........................................65
Section 6.3  Conditions to Obligations of
                      the Seller and the Parent........................66

                               ARTICLE VII
                             TERMINATION AND AMENDMENT.................68

Section 7.1  Termination...............................................68
Section 7.2  Effect of Termination.....................................70
Section 7.3  Amendment.................................................71
Section 7.4  Extension; Waiver.........................................71

                               ARTICLE VIII
                                  INDEMNIFICATION......................71

Section 8.1  Survival of Representations
                      and Warranties...................................71
Section 8.2  Seller's Indemnity........................................72
Section 8.3  Seller's and Parent's Limitation
                      of Liability.....................................72
Section 8.4  Buyer's Indemnity.........................................73
Section 8.5  Buyer's Limitation of Liability...........................74
Section 8.6  Procedure.................................................75
Section 8.7  Exclusive Remedy..........................................76

                                ARTICLE IX
                                   MISCELLANEOUS.......................76

Section 9.1  Notices...................................................76
Section 9.2  Descriptive Headings......................................77
Section 9.3  Counterparts..............................................78
Section 9.4  Entire Agreement..........................................78
Section 9.5  Governing Law.............................................78
Section 9.6  Specific Performance......................................78
Section 9.7  Assignment................................................78
Section 9.8  Parties in Interest.......................................79
Section 9.9  Severability..............................................79
Section 9.10 Exclusive Jurisdiction....................................79



               THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of the 15th day of December, 1997, by and among Heilig-Meyers Company, a Virginia corporation (the "Buyer"), John M. Smyth Company, an Illinois corporation (the "Seller"), and Levitz Furniture Corporation, a Florida corporation (the "Parent").

                           W I T N E S S E T H

               WHEREAS, on September 5, 1997 (the "Petition Date"), each of the Seller and the Parent filed a voluntary petition (the "Petition") for reorganization relief pursuant to Chapter 11 of title 11 of the United States Code, 11 U.S.C. ss. 101 et seq., as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware, and has operated its business as a debtor-in-possession (as defined in Bankruptcy Code Section 1101) as authorized by Bankruptcy Code Sections 1107 and 1108 since the Petition Date;
               WHEREAS, the Chapter 11 cases of the Seller and the Parent are being jointly administered (the "Chapter 11 Cases") and remain pending before the United States District Court for the District of Delaware (the "Court");

               WHEREAS, the Buyer has agreed to acquire from the Seller, and the Seller has agreed to sell to the Buyer, the Purchased Assets (as defined below), on the terms and subject to the conditions set forth herein;

               WHEREAS, the Buyer has agreed to assume from the Seller, and the Seller has agreed to assign to the Buyer, certain of the Seller's liabilities, including the Seller's rights and obligations under certain contracts, on the terms and subject to the conditions set forth herein; and

               WHEREAS, the Parent has agreed to execute this Agreement with the Seller in order to comply with any obligations assumed herein by the Seller where its participation is required to consummate the transactions contemplated by this Agreement.

               NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

                                ARTICLE I
                           CERTAIN DEFINITIONS

               "Accounts Receivable" shall mean all receivables related to merchandise sold at the Stores other than receivables subject to the GECC Receivables Agreement.

               "Accounts Receivable Consideration" shall have the meaning ascribed to it in Section 2.3(a)(iv).

               "Adjustment Amount" shall have the meaning ascribed to it in
Section 2.5(d).

               "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person and any Person that would be deemed to be an "affiliate" or an "associate" of such Person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended; and shall also have the meaning ascribed to the term "affiliate" by Section 101(2) of the Bankruptcy Code.

               "Aggrieved" shall have the meaning ascribed to it in Section
8.6.

               "Allocation Statement" shall have the meaning ascribed to it in Section 2.3(e)(i).

               "Assumed Contracts" shall have the meaning ascribed to it in
Section 2.1(b).

               "Assumed Liabilities" shall have the meaning ascribed to it in Section 2.2(a).

               "Auction" shall have the meaning ascribed to it in Section
5.9.

               "Bankruptcy Code" shall have the meaning ascribed to it in the Recitals.

               "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure.

               "Benefit Plan" shall mean each compensation, stock option, employment, severance, insurance, pension or retirement plan, program or agreement, whether or not subject to ERISA, and whether covering one person or more than one person, that is sponsored, maintained or contributed to by the Seller or the Parent for the benefit of any employee or former employee of the Seller employed in connection with the Business.

               "Business" shall mean the retail sale of furniture and other items at the Stores as currently conducted.

               "Buyer" shall have the meaning ascribed to it in the Preamble.

               "Buyer Claims" shall have the meaning ascribed to it in
Section 8.2(c).

               "Buyer's Indemnities" shall have the meaning ascribed to it in Section 8.2.

               "Buyer's Liabilities" shall have the meaning ascribed to it in Section 2.2(b).

               "Buyer's Officer's Certificates" shall have the meaning ascribed to it in Section 6.3(c).

               "Cancellations Statement" shall have the meaning ascribed to it in Section 2.3(d).

               "Cash-On-Hand Consideration" shall have the meaning ascribed to it in Section 2.3(a)(vi).

               "Chapter 11 Cases" shall have the meaning ascribed to it in the Recitals.

               "Claim" shall have the meaning ascribed to it in Section
8.6.

               "Closing" shall have the meaning ascribed to it in Section
2.4(a).

               "Closing Date" shall have the meaning ascribed to it in
Section 2.4(a).

               "COBRA" shall mean the Consolidated Omnibus Budget
Reconciliation Act of 1985.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Continuing Employee" shall have the meaning ascribed to it in Section 5.5(a).

               "Court" shall have the meaning ascribed to it in the Recitals.

               "Cutoff Time" shall mean 12:01 a.m. on the Closing Date.

               "Deposit Consideration" shall have the meaning ascribed to it in Section 2.3(a)(v).

               "Earnest Money Deposit" shall have the meaning ascribed to it in Section 2.3(b).

               "Eligible Inventory" shall mean all Inventory which consists of a quality and quantity useable and saleable in the ordinary course of business consistent with the Seller's past practices but excluding parts and unidentifiable, unsaleable, previously owned or damaged Inventory.

               "Environmental Claim" shall mean any claim, action or written notice by any Governmental Entity or third party alleging liability of the Seller arising out of, based on or resulting from (a) the presence, or release or threatened release into the environment, of any Hazardous Material at any of the Owned Real Property or (b) circumstances forming the basis of any violation of any Environmental Law at any Owned Real Property.

               "Environmental Law" shall mean all applicable federal, state and local statutes, regulations and orders relating to pollution, protection of the environment, public health and safety or employee health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., Food Security Act of 1985, as amended by the Agriculture Conservation and Trade Act of 1990, 7 U.S.C. ss. 1 and the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 654 et seq.

               "Equipment" shall have the meaning ascribed to it in Section 2.1(a)(ii).

               "Equipment Consideration" shall have the meaning ascribed to it in Section 2.3(a)(ii).

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "Estimated Inventory Consideration" shall have the meaning ascribed to it in Section 2.4(b).

               "Excluded Assets" shall have the meaning ascribed to it in
Section 2.1(c).

               "Excluded Liabilities" shall have the meaning ascribed to it in Section 2.2(a).

               "Final Order" shall mean the order of the Court pursuant to Title 11 of the United States Code approving the assignment to the Buyer of the Assumed Contracts, and the sale, assignment and transfer to the Buyer of the Purchased Assets free and clear of all Liens except Permitted Liens, pursuant to Sections 363 and 365 and other provisions of the Bankruptcy Code.

               "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

               "GECC" shall mean General Electric Capital Corporation.

               "GECC Receivable" shall mean any and all consideration to be received from GECC by the Seller after the Closing Date pursuant to the GECC Receivables Agreement upon the purchase by GECC from the Seller of customer accounts which relate to sales of merchandise in the Stores commenced prior to the Closing Date but completed, which primarily consists of delivery to the customer after the Closing Date by the Buyer on the behalf of the Seller.

               "GECC Receivables Agreement" shall mean that certain Second Amended and Restated Account Purchase and Credit Card Program Agreement, dated as of September 5, 1997, by and among the Parent, the Seller, certain subsidiaries of the Parent and GECC.

               "GECC Receivable Consideration" shall have the meaning ascribed to it in Section 2.3(a).

               "Governmental Entity" shall mean any federal, state, municipal or local court, legislature, governmental agency, commission or regulatory authority or instrumentality.

               "Gross Margin" shall mean the retail selling price of merchandise plus delivery charges, if applicable, less Landed Cost.

               "Hazardous Materials" shall mean any chemical, hazardous or toxic substance or waste, pollutant, contaminant, petroleum product or by-product, asbestos-containing material or polychlorinated biphenyl-containing fluid regulated under any Environmental Law.

               "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

               "Indemnitor" shall have the meaning ascribed to it in
Section 8.6.

               "Instruments of Assignment and Assumption" shall have the meaning ascribed to it in Section 2.4(c).

               "Inventory" shall mean all inventory on the Closing Date located at the Stores (other than merchandise that is sold and not delivered), at the Seller's Warehouses or in transit to the Stores from the vendors or Seller's Warehouses and all prepaid inventory items with scheduled delivery following the Closing Date.

               "Inventory Dispute Statement" shall have the meaning ascribed to it in Section 2.5(c).

               "Inventory Period" shall have the meaning ascribed to it in Section 2.5(a).

               "Inventory Representatives" shall have the meaning ascribed to in Section 2.5(a).

               "Landed Cost" shall mean invoice cost plus freight and excise; provided, however, that Landed Cost shall not include any amounts for overbilling.

               "Leases" shall have the meaning ascribed to it in Section
5.13(b).

               "Lien" shall have the meaning ascribed to it in 11 U.S.C. ss. 101(37), together with any security interest, mortgage, lien, charge, claim, right, interest, violation, hypothecation, pledge, equity, encumbrance or restriction of any kind against Seller (other than those created by Buyer or as a result of any act of Buyer), including, but not limited to, any restriction on the use, transfer, receipt of income or other exercise of any attribute of ownership and any claims or liens with respect to Taxes (including Transfer Taxes, other than Transfer Taxes in respect of the transactions contemplated hereby).

               "Liquidation Period" shall have the meaning ascribed to it in Section 5.13(a).

               "Liquidation Stores" shall have the meaning ascribed to it in Section 5.13(a).

               "Losses" shall have the meaning ascribed to it in Section
8.2.

               "Marks" shall have the meaning ascribed to it in Section
5.12.

               "Material Adverse Effect" shall mean any change, event or effect (or series of related changes, events or effects) which, when taken individually or together, has a material adverse effect on the business, operations, assets or liabilities of the Business.

               "Net Book Value" of any item shall mean the original cost of such item less accumulated depreciation.

               "Non-Eligible Inventory" shall mean all Inventory other than Eligible Inventory.

               "Owned Real Property" shall have the meaning ascribed to it in Section 2.1(a)(i).

               "Parent" shall have the meaning ascribed to it in the Preamble.

               "Permits" shall have the meaning ascribed to it in Section
3.5.

               "Permitted Liens" shall mean:

               (a) Liens for taxes and assessments which are not yet due and payable;

               (b) Liens to be released prior to or at the Closing; and

               (c) Liens, encumbrances, defects, exceptions, easements, rights of way, encroachments, restrictions, covenants, claims or other similar charges set forth on Schedule A attached hereto.

               "Person" shall mean any individual, group, corporation, partnership or other organization or entity (including without limitation any Governmental Entity).

               "Petition" shall have the meaning ascribed to it in the Recitals.

               "Petition Date" shall have the meaning ascribed to it in the Recitals.

               "Procedures Order" shall mean the order of the Court approving, among other things, certain sale and auction procedures to apply to the Seller's sale of the Purchased Assets and assignment of the Assumed Contracts on substantially the terms set forth in the motion, dated December 2, 1997, seeking entry of such an order.

               "Purchase Price" shall have the meaning ascribed to it in
Section 2.3(a).

               "Purchased Assets" shall have the meaning ascribed to it in Section 2.1(a).

               "Qualified Overbid" shall have the meaning ascribed to it in the Procedures Order.

               "Real Property Deeds" shall have the meaning ascribed to it in Section 2.4(c).

               "Rental Payment" shall have the meaning ascribed to it in
Section 5.13(b).

               "Retail Employees" shall mean all retail store employees, but not including regional staff, customer service, warehouse and shop personnel, employed on the Closing Date in any one of the Stores located on the Owned Real Property.

               "Retained Employees" shall mean all employees of the Seller other than Continuing Employees.

               "Reviewing Accountants" shall mean an accounting firm selected by mutual agreement of the Buyer and the Seller for purposes of resolving any dispute pursuant to Section 2.5(c); provided, however, that if the Buyer and the Seller are unable to mutually agree on the Reviewing Accountants, a "big-six" accounting firm will be selected as the Reviewing Accountants by mutual agreement of the respective accounting firms of the Buyer and the Seller.

               "Sale" shall have the meaning ascribed to it in Section
5.13(b).

               "Sale Termination Date" shall have the meaning ascribed to it in Section 5.13(d).

               "Seller" shall have the meaning ascribed to it in the Preamble.

               "Seller Claims" shall have the meaning ascribed to it in
Section 8.4(c).

               "Seller Indemnities" shall have the meaning ascribed to it in Section 8.4.

               "Seller's Officer's Certificate" shall have the meaning ascribed to it in Section 6.2(c).

               "Seller's Warehouses" shall mean those certain warehouses of the Seller located on the Owned Real Property.

               "Store Operating Statements" shall have the meaning ascribed to it in Section 3.16(a).

               "Stores" shall mean the retail furniture stores listed on
Schedule 1.1 hereto.

               "Successful Bidder" shall have the meaning ascribed to it in the Procedures Order.

               "Tax" or "Taxes" shall mean any and all taxes, levies or other like assessments (including interest and penalties), including income, transfer, gross receipts, excise, property, sales, use, payroll and employment taxes, imposed by the United States, or any state or local government, subdivision or agency thereof.

               "Tax Return" shall mean any report or return filed with any federal, state or local taxing authority with respect to Taxes imposed upon or attributable to the Purchased Assets or the operations of the Business.

               "Tax Reviewing Accountants" shall have the meaning ascribed to it in Section 2.3(e)(i).

               "Termination Fee" shall have the meaning ascribed to it in
Section 7.2(b).

               "Trademark License Agreement" shall have the meaning ascribed to it in Section 5.12.

               "Transfer Taxes" shall have the meaning ascribed to it in
Section 2.3(c)(v).

               "WARN Act" shall mean the federal Worker Adjustment and Retraining Notification Act.

                                ARTICLE II
                       SALE AND PURCHASE OF ASSETS

               Section 2.1  Transfer of Assets.

               (a) On the terms and subject to the conditions of this Agreement, on the Closing Date, the Seller shall sell and assign to the Buyer, and the Buyer shall purchase and accept from the Seller, all of the Seller's right, title and interest in and to those certain assets set forth below (collectively, the "Purchased Assets"):

                  (i) the fee interests in real property listed in
Schedule 2.1(a)(i) hereto and all improvements thereon and all appurtenances thereto (the "Owned Real Property");

                  (ii) all fixtures, furniture (other than Inventory) and vehicles located on the Closing Date in the Stores or at the Seller's Warehouses (the "Equipment");

                  (iii) all Inventory;

                  (iv) all merchandise located at the Stores that is sold and not delivered at the time of the Closing other than such merchandise that relates to a customer account to be sold to GECC pursuant to the GECC Receivables Agreement;

                  (v) all bills of lading, trust, receipts, warehouse receipts and other documents of title of whatever kind and description relating to the Inventory;

                  (vi) all Accounts Receivable;

                  (vii) to the extent transferable, all Permits set forth on Schedule 2.1(a)(vii) hereto;

                  (viii) all purchase contracts and orders for Inventory;

                  (ix) the deposits and prepaid expenses of the Seller relating to the utilities and other services set forth on Schedule 2.1(a)(ix) hereto;

                  (x) all cash on hand in the Stores on the Closing Date;
and

                  (xi) the GECC Receivable.

               (b) On the terms and subject to the conditions of this Agreement, and pursuant to Section 365 of the Bankruptcy Code, the Seller shall assume and assign to the Buyer, and the Buyer shall accept the assignment of and assume, all of the Seller's right, title, interest in and obligations under the contracts set forth on Schedule 2.1(b) hereto (the "Assumed Contracts").

               (c) The Buyer is not acquiring, and the Seller shall retain, all right, title and interest in and to any property, assets or rights not expressly identified as Purchased Assets in Section 2.1(a) or Assumed Contracts in Section 2.1(b), including, without limitation, (i) all of the Seller's cash (other than cash on hand in the Stores on the Closing Date), bank deposits, accounts, investments and funds, (ii) all of the Seller's claims, demands and causes of action against third parties, (iii) all leases and contracts not included in Assumed Contracts and (iv) all insurance policies of the Seller (collectively, the "Excluded Assets").

               Section 2.2  Assumed Liabilities.

               (a) The Buyer shall assume (i) all obligations and liabilities arising under the Assumed Contracts, (ii) all obligations and liabilities arising from customer deposits and open purchase orders and (iii) such other obligations as set forth on Schedule 2.2(a) (collectively, the "Assumed Liabilities"). The Buyer shall not assume, and shall be deemed not to have assumed, any liabilities or obligations of the Seller, except for the Assumed Liabilities (the "Excluded Liabilities").

               (b) The Seller shall not assume or remain liable for any liabilities or obligations to third parties of the Buyer arising from or relating to the ownership of or operation of the Purchased Assets or the businesses of the Buyer from and after the Closing (the
"Buyer's Liabilities").

               Section 2.3  Purchase Price.

               (a) In consideration for the sale and transfer of the Purchased Assets, the Buyer shall assume the Assumed Liabilities, and the Buyer shall pay the Seller the following amounts, as adjusted pursuant to Sections 2.3(b) and 2.5 hereof (the "Purchase Price"):

                  (i) $23,680,000;

                  (ii) an amount in cash equal to the Net Book Value of all Equipment (the "Equipment Consideration");

                  (iii) an amount in cash equal to the Estimated
Inventory Consideration;

                  (iv) an amount in cash equal to the face value of the Accounts Receivable less customer deposits on merchandise (the "Accounts Receivable Consideration");

                  (v) an amount in cash equal to the amount of the deposits (including, without limitation, any deposits made by the Seller under telephone or telex contracts or contracts for the supply of heat, steam, electric power, gas, lighting or any other utility service for the Owned Real Property) and prepaid expenses of the Seller relating to the utilities and other services set forth on Schedule 2.1(a)(ix) hereto (the "Deposit Consideration");

                  (vi) an amount in cash equal to the amount of cash on hand in the Stores on the Closing Date (the "Cash-On-Hand
Consideration"); and

                  (vii) an amount in cash equal to the face value of the customer accounts to be purchased by GECC pursuant to the GECC
Receivables Agreement (the "GECC Receivable Consideration").

               (b) Two million dollars ($2,000,000) (the "Earnest Money Deposit") shall be paid by the Buyer to the Seller as a deposit toward the purchase price by a transfer of immediately available funds contemporaneously with the execution and delivery of this Agreement by the Buyer.

               (c) The Purchase Price shall be adjusted as follows:

                  (i) The following matters and items pertaining to the Purchased Assets shall be apportioned between the Seller and the Buyer or, where applicable, credited in total to a particular party, as of the Cutoff Time. To the extent known at the Closing, net credits in favor of the Buyer shall be deducted from the balance of the Purchase Price at the Closing and net credits in favor of the Seller shall be paid in cash at the Closing. Unless otherwise indicated below, the Buyer shall receive a credit for any of the following items to the extent the same are accrued but unpaid as of the Cutoff Time (whether or not due, owing or delinquent as of the Cutoff Time), and the Seller shall receive a credit to the extent any of the following items shall have been paid prior to the Closing Date to the extent the payment thereof relates to any period of time after the Cutoff Time.

                  (ii) All ad valorem taxes, special or general assessments, real property taxes, personal property taxes, water or sewer rents, rates and charges, vault charges, utility charges (including charges for fuel, gas and telephone) and any governmental permit fees with respect to permits transferable to the Buyer shall be prorated between the Buyer and the Seller. The Seller shall be responsible for the portion of such amounts that is attributable to periods before the Closing Date, and the Buyer shall be responsible for the portion of such amounts that is attributable to periods on or after the Closing Date. With respect to real estate taxes for 1997, the credit therefor shall be based on the 1996 tax bill and adjusted and reprorated between the parties when the 1997 tax bill is known. With respect to the applicable portion of the real estate taxes for 1998, the credit therefor shall be equal to the pro rata portion of the 1996 tax bill plus five percent (5%).

                  (iii) The Seller shall be responsible for the payment of all sales taxes or other similar taxes, if any, payable or accrued until the Cutoff Time and the Buyer shall be responsible for the payment of all sales taxes or other similar taxes payable or accrued after the Cutoff Time. The Seller shall be entitled to receive any rebates or refunds with respect to any such taxes paid by the Seller.

                  (iv) The Buyer shall be responsible for the payment of any and all amounts which accrue after the Closing Date under the Seller's telephone and telex contracts and contracts for the supply of heat, steam, electric power, gas, lighting and any other utility service.

                  (v) All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes together with any interest in respect of such additions or penalties ("Transfer Taxes") resulting from the transactions effected pursuant to this Agreement, if any, shall be borne in equal part by the Buyer and the Seller. The Seller shall pay the costs of clearing title to the Owned Real Property so that it is conveyed in the condition required by this Agreement. The Buyer shall pay the premium for any title policy relating to the Owned Real Property and cost of any survey relating to the Owned Real Property. Except as noted above with respect to clearing title, the Buyer shall pay all recording fees incurred in connection with the recordation of the transfer of the Owned Real Property.

               (d) The Seller shall reimburse the Buyer for the Gross Margins from all cancellations of merchandise that is sold but not delivered at the time of the Closing of which the Buyer verifies and notifies the Seller in writing within 45 days after the Closing (the "Cancellations Statement"). The Buyer and the Seller agree to negotiate in good faith to resolve any dispute relating to the Cancellations Statement. If any such dispute is not resolved by the parties and their respective independent accountants within ten (10) business days after delivery of the Cancellations Statement, such dispute will be resolved by the Reviewing Accountants as promptly as practicable, and such resolution will be conclusive and binding on the parties in the manner and to the same effect as a binding arbitration award. The expenses of the Reviewing Accountants shall be paid one-half by each of the Seller and the Buyer.

               (e) The Purchase Price and the Assumed Liabilities (plus other relevant items) shall be allocated as follows:

                  (i) The Seller and the Buyer agree that the Purchase Price and the Assumed Liabilities (plus other relevant items) will be allocated to the Purchased Assets for Tax purposes based on the fair market value of all such assets. As soon as practicable, the Seller and the Buyer shall use reasonable efforts to agree upon an allocation statement (the "Allocation Statement") setting forth the allocation of the Purchase Price (plus other relevant items) to the Purchased Assets. If the Seller and the Buyer do not reach a final resolution of the Allocation Statement within sixty (60) days after the Closing, any remaining disputes shall be resolved by an accounting firm of national reputation selected by the Seller and the Buyer (the "Tax Reviewing Accountants"), who shall be instructed to resolve any matters in dispute as promptly as practicable. The determination of the Tax Reviewing Accountants shall be final and binding. Upon the final determination of the Allocation Statement, the parties hereto shall sign such Allocation Statement. The Seller and the Buyer shall each pay one-half of the fees and expenses of the Tax Reviewing Accountants.

                  (ii) The Allocation Statement shall be revised from time to time jointly by the parties hereto to reflect any adjustment of the Purchase Price pursuant to this Agreement or for Tax purposes.

                  (iii) The Seller and the Buyer shall treat the acquisition of the Purchased Assets as a single "applicable asset acquisition" under Section 1060 of the Code. The Buyer shall prepare, as appropriate, one or more Form or Forms 8594 under Section 1060 of the Code relating to the transactions contemplated by this Agreement based on the Allocation Statement. The Seller and the Buyer shall file, or cause the filing of, such Form or Forms with each relevant taxing authority.

                  (iv) The Seller and the Buyer shall file and cause to be filed all Tax Returns, and execute such other documents as may be required by any Tax authority, in a manner consistent with the Allocation Statement as revised from time to time and shall refrain from taking any position inconsistent with the Allocation Statement, as revised from time to time with any taxing authority.

               Section 2.4  Closing.

               (a) Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place on the second business day following satisfaction (or waiver, if permissible) of the conditions set forth in Article VI hereof, at 10:00 a.m., at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, or at such other time and place as shall be mutually agreed upon by the parties. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

               (b) One day prior to the Closing Date, (i) the Seller shall deliver to the Buyer a statement, certified by the Chief Accounting Officer of the Seller, setting forth the amount of the Equipment Consideration, the Accounts Receivable Consideration, the Deposit Consideration, the Cash-On-Hand Consideration, the GECC Receivable Consideration and the Rental Payment, and (ii) the Seller and the Buyer shall agree on a good faith estimate of the amount of Inventory, valued at (A) for Eligible Inventory, the Landed Cost of such Inventory, and (B) for Non-Eligible Inventory, one-half of the Landed Cost of such Inventory ((A) and (B) together, the "Estimated Inventory Consideration").

               (c) At the Closing, the Seller shall deliver to the Buyer or its assignee(s) or designee(s) the following: (i) a duly executed limited or special warranty deed (which deed shall include a covenant against grantor's acts) conveying good and marketable fee simple title for each tract or parcel of the Owned Real Property, together with all improvements thereon and all appurtenances thereto, subject only to Permitted Liens, in substantially the form of Exhibit A hereto (the "Real Property Deeds"); (ii) duly executed instruments of assignment and assumption of the Assumed Contracts substantially in the form of Exhibit B hereto ("Instruments of Assignment and Assumption"); (iii) duly executed bills of sale and assignment to the Buyer in substantially the form of Exhibit C hereto for the Purchased Assets; (iv) the Seller's Officer's Certificate; (v) all books, records and other data of the Seller related to the Purchased Assets and the Seller's operation thereof as contemplated by Section 5.11 hereof; (vi) the Trademark License Agreement; and (vii) such other instruments and documents as are required by any other provision in this Agreement or are necessary or appropriate to convey title to any of the Purchased Assets or as may be reasonably required by Buyer's title company.

               (d) At the Closing, the Buyer shall deliver to the Seller the following: (i) in immediately available funds by wire transfer to an account or accounts at a United States bank or banks as specified in writing by the Seller at least one business day prior to the Closing, $23,680,000 plus (A) the sum of (1) the Equipment Consideration, (2) the Accounts Receivable Consideration, (3) the Estimated Inventory Consideration, (4) the Deposit Consideration, (5) the GECC Receivable Consideration and (6) the Cash-On-Hand Consideration, plus (B) the amount of the Rental Payment, minus (C) the Earnest Money Deposit; (ii) duly executed Instruments of Assignment and Assumption; (iii) the Buyer's Officer's Certificate; (iv) the Trademark License Agreement; and (v) such other documents and instruments as reasonably are required to evidence the assumption of the Assumed Liabilities.

               Section 2.5  Post-Closing Adjustments.

               (a) During the period commencing on the first business day following the Auction and ending not later than the Closing Date (the "Inventory Period"), the Seller and the Buyer shall cause a physical count of the Inventory to be conducted. During the Inventory Period, to the extent reasonably necessary to expedite the completion of the count, the Stores shall be closed to the public and shall not transact business. The count shall be conducted by representatives of the Buyer and the Seller (the "Inventory Representatives") and shall be conducted in accordance with the Seller's normal inventory procedures. The Buyer and the Seller shall share equally the costs incurred in connection with such count of the Inventory.

               (b) Upon completing the physical count of the Inventory, and subject to the resolution of disputes as hereinafter provided, the count by the Inventory Representatives shall be final and binding on the parties for all purposes of this Agreement. Any disputes as to the condition or exclusion of Inventory as Eligible Inventory shall be resolved as follows: The Inventory Representatives shall use their reasonable best efforts to immediately agree on whether an item is Eligible Inventory. If the parties are still unable to reach such agreement, such items shall be included in Eligible Inventory for purposes of calculating the payments required to be made by the Buyer at the Closing pursuant to Section 2.4(d); provided, however, that the payment made with respect to any such disputed items of Inventory shall remain subject to adjustment as provided in Section 2.5(c).

               (c) On the Closing Date, the Buyer shall deliver to the Seller a written statement (the "Inventory Dispute Statement") describing all items, if any, that it contends should not included as Eligible Inventory. The parties agree to review such items and to use their reasonable best efforts to negotiate in good faith an agreement as to the status of such items as Eligible Inventory. To the extent that the parties cannot reach agreement as to the status of an item of Inventory as Eligible Inventory or Non-Eligible Inventory, such disputes shall be decided by negotiations among senior management of the Buyer and the Seller. If the parties are unable to agree on the status of one or more such items of Inventory within ten (10) days after the Closing Date, the parties shall submit their dispute for final resolution to a panel of three (3) arbitrators to be selected as follows: each of the Seller and the Buyer shall select one (1) American Arbitration Association approved arbitrator and the Seller's designee and the Buyer's designee together shall select a third American Arbitration Association approved arbitrator mutually agreeable to such designees.

               (d) Within ten (10) days after the final determination of the disputes set forth on the Inventory Dispute Statement, whether by mutual agreement or upon notice of determination by the Court, the Seller shall pay the Buyer the Adjustment Amount (as defined below) as a post-petition administrative expense due and payable as an ordinary course expense of the Seller. The "Adjustment Amount" shall mean the difference of the Inventory Value less the Estimated Inventory Consideration.

               (e) With respect to any sale of merchandise financed by GECC, upon delivery to the customer of any such merchandise, the Buyer shall promptly forward to the Seller satisfactory documentation of delivery and the Seller shall promptly forward such documentation to GECC. Within fifteen (15) days of receipt by the Seller of payment from GECC for any customer account related to such sales, the Seller shall remit to the Buyer the amount of any payment so received as a post-petition administrative expense due and payable by the Seller as an ordinary course expense of the Seller.

               (f) In the event that GECC refuses to consummate the purchase of any customer account of the Seller which is subject to the GECC Receivables Agreement, the Seller shall, within fifteen (15) business days of notice from GECC of such refusal, (i) reimburse the Buyer for the portion of the GECC Receivable to which such customer account relates less the Landed Cost of the Inventory in cases where the Buyer is in possession of the merchandise related to such customer account, and (ii) reimburse the Buyer for the portion of the GECC Receivable to which such customer account relates in cases where the Buyer has not received possession of the merchandise related to such customer account.

                               ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF
                        THE SELLER AND THE PARENT

               The Seller and the Parent represent and warrant to the Buyer as follows:

               Section 3.1 Organization and Authority. Each of the Seller and the Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Seller and the Parent has heretofore made available to the Buyer complete and correct copies of its articles of incorporation and by-laws, as currently in effect. Each of the Seller and the Parent, as a debtor-in-possession under Chapter 11 of the Bankruptcy Code, has all requisite power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified to do business and is in good standing as a foreign corporation in all of the jurisdictions in which such qualification is necessary, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

               Section 3.2 Authority Relative to this Agreement. Subject to the entry of the Procedures Order and the Final Order by the Court, each of the Seller and the Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Subject to the entry of the Procedures Order and the Final Order, the execution and delivery of this Agreement by each of the Seller and the Parent and the consummation by each of the Seller and the Parent of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of the Seller and the Parent, and no other corporate proceedings on the part of any member of either the Seller or the Parent, or their respective Boards, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Seller and the Parent and, subject to the entry of the Final Order, constitutes a valid and binding obligation of each of the Seller and the Parent, enforceable against each of the Seller and the Parent in accordance with its terms, except that such enforceability is subject to and limited by the effect of bankruptcy, insolvency, reorganization, arrangement and moratorium laws, laws relating to fraudulent transfers or conveyances and general principles of equity (whether asserted in an action at law or in equity).

               Section 3.3 Consents and Approvals; No Violations. Except for the applicable requirements, if any, of the HSR Act and the WARN Act, and subject to the entry of the Procedures Order and the Final Order by the Court, no filing with, and no permit, authorization, consent or approval of any Governmental Entity, is necessary for the consummation by the Seller of the transactions contemplated by this Agreement. Subject to the entry of the Procedures Order and the Final Order by the Court, and the receipt by the Seller of the consent of the lenders under the Seller's $260,000,000 Postpetition Credit Agreement, dated as of September 5, 1997, neither the execution and delivery of this Agreement by each of the Seller and the Parent nor the consummation by each of the Seller and the Parent of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of the respective articles of incorporation or by-laws of each of the Seller and the Parent, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, Permit, lease or other agreement to which the Purchased Assets may be subject or (iii) violate any order, statute or regulation applicable to the Seller, the Parent or the Purchased Assets, except in the case of clause (ii) or
(iii) for violations, breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

               Section 3.4 No Default. To the knowledge of the Seller and the Parent, as of the Closing the Seller will not be, in any material respects, in default (except for defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code) or violation (and no event will have occurred which with notice or lapse of time would constitute a default or violation) of any term, condition or provision of (i) any Assumed Contract or which would give rise to a right to terminate any such Assumed Contract, or (ii) any order, injunction or decree applicable to the Business or the Purchased Assets.

               Section 3.5 Compliance with Applicable Law. The Seller holds all material permits, licenses, approvals and authorizations of all applicable Governmental Entities necessary for the lawful conduct of the Business (the "Permits"). The Business is being conducted in all material respects in compliance with all Permits, orders, injunctions, decrees and applicable laws, rules and regulations of any Governmental Entity having jurisdiction over the Purchased Assets.

               Section 3.6 Labor Relations. Except as set forth in
Schedule 3.6 hereto, (i) there is no unfair labor practice charge or complaint, grievance or arbitration under any collective bargaining agreement, discrimination or equal employment opportunity charge or complaint, or other complaint or lawsuit or administrative proceeding pending, or, to the knowledge of the Seller and the Parent, threatened in writing by or on behalf of any employee of the Business, (ii) since January 1, 1996, there has been no labor strike, lockout, slowdown or stoppage, nor, to the knowledge of the Seller and the Parent, is any such action presently threatened in writing against or affecting the Business, and (iii) within the last three years there are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health laws pending before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against the Business of which the Seller or Parent has received notice.

               Section 3.7 Employee Benefit Plans; ERISA.

               (a) Schedule 3.7 hereto sets forth a list of all Benefit Plans. Except as set forth on Schedule 3.7 hereto, each such Benefit Plan complies, in all material respects, in form and in operation with the applicable requirements of ERISA, the Code and other applicable laws. Neither the Seller nor the Parent has incurred any liability to the Pension Benefit Guaranty Corporation under applicable provisions of ERISA with respect to any of the Benefit Plans, or any withdrawal liability under Title IV of ERISA with respect to any of the Benefit Plans that are multi-employer plans, except as set forth on Schedule 3.7 hereto. Except as set forth on Schedule 3.7 hereto, the consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or officer of the Business to severance pay, unemployment compensation or any other payment from the Buyer, except as expressly provided in this Agreement and except to the extent that unemployment or similar compensation may become payable under applicable law to a Continuing Employee who is terminated following the Closing Date.

               Section 3.8 Material Contracts.

               (a) Schedule 3.8(a) hereto sets forth a complete list of:
(i) each collective bargaining or union contract applicable to any Continuing Employee; (ii) each employment or severance contract applicable to any Continuing Employee; (iii) agreements relating to the Business or the Purchased Assets involving $50,000 or more in payments or revenues within the 12-month period commencing on the Closing Date, other than purchase orders made in the ordinary course of business; and (iv) other contracts that are material to the Business or the Purchased Assets.

               (b) The Seller has made available to the Buyer true and complete copies of each agreement set forth in Schedule 3.8(a) hereto. At the Closing, all Assumed Contracts will be in full force and effect. At the Closing, there will not exist under any Assumed Contract any event of default (except for breaches and defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code) or event (other than the transactions contemplated by this Agreement) or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of the Seller and except for such events or conditions that, individually or in the aggregate, (i) would not reasonably be expected to affect the conduct of the Business in any material respect and (ii) will not materially impair the ability of the Seller to perform its obligations hereunder.

               Section 3.9 Environmental Matters. All references to the Seller in this Section 3.9 refer only to the Seller's ownership and operation of the Business on or at the Owned Real Property, including any off-site waste disposal related to the Owned Real Property, and not to the Seller's activities unrelated to the Business or conducted other than on or at the Owned Real Property.

               (a) The Seller is, in all material respects, in compliance with applicable Environmental Laws, including the possession by the Seller of all Permits required under applicable Environmental Laws. All material Permits currently held by the Seller pursuant to Environmental Laws are identified in Schedule 3.9(a) hereto.

               (b) There is no Environmental Claim pending or, to the knowledge of the Seller and the Parent, threatened against the Seller with respect to ownership or operation of the Business at the Owned Real Property, including any off-site waste disposal related to the Owned Real Property.

               (c) There are no judgments, orders or decrees of Governmental Entities that relate to violations of Environmental Law with respect to the Business or the Owned Real Property.

               (d) To the knowledge of the Seller and the Parent, there are no underground storage tanks located on the Owned Real Property.

               (e) To the knowledge of the Seller and the Parent, no Hazardous Material has been released at, on, about or under any Owned Real Property by the Seller, or by any third party or predecessor to the Seller, which would have a Material Adverse Effect.

               (f) No properties or facilities owned or leased by the Seller contain, to the knowledge of the Seller and the Parent, (i) any friable structural asbestos which is damaged and, in its present condition, is reasonably likely to pose an unreasonable risk of harm to employees or the general public and (ii) any PCB or PCB-contaminated electrical equipment.

               (g) Except as heretofore made available to the Buyer, since January 1, 1996, there have been no environmental inspections, investigations, audits or tests conducted in relation to any of the Owned Real Property or Purchased Assets, the reports of which are in the possession or control of the Seller.

               Section 3.10 Title to Assets. At the Closing the Seller shall have, and shall deliver to the Buyer, good title to all of the Purchased Assets constituting personal property, free and clear of all Liens, and good, marketable fee simple title to the Owned Real Property, free and clear of all Liens, other than Permitted Liens.

               Section 3.11 Inventory. Except as set forth on Schedule
3.11 hereto: (i) all of the Eligible Inventory consists of a quality and quantity useable and saleable in the ordinary course of business consistent with past practice; (ii) all Eligible Inventory has been priced at the lower of landed FIFO cost or market; and (iii) the quantities of each type of Eligible Inventory are reasonable and warranted in the present and anticipated circumstances of the Seller based on the Seller's past practices and status as a debtor-in-possession under Chapter 11 of the Bankruptcy Code.

               Section 3.12 Brokers or Finders. None of the Seller, the Parent or any of their Affiliates has retained any agent, broker, investment banker, financial advisor or other firm or person that is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

               Section 3.13 Litigation. Except for the Chapter 11 Cases and those matters set forth on Schedule 3.13 hereto, as of the date hereof, there are no actions, suits, proceedings or, to the knowledge of the Seller and the Parent, investigations relating to the Business or the Purchased Assets pending, or, to the knowledge of the Seller or the Parent, threatened by or before any Governmental Entity and there are not any orders, injunctions, judgments or decrees outstanding against the Business or any of the Purchased Assets except in all cases where such action, suit, proceeding, investigation, order, injunction, judgment or decree would not have a Material Adverse Effect.

               Section 3.14  Tax Matters.

               (a) All Tax Returns that the Seller was required to file with respect to the Business for periods ending prior to the date hereof have been filed. All such Tax Returns were correct and complete in all material respects. Taxes shown as owed by the Seller on any material Tax Return have been paid. The Seller is not the beneficiary of any extension of time within which to file any material Tax Return. There are no Liens on any of the Purchased Assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

               (b) Except as set forth on Schedule 3.14(b) hereto, there is no dispute or claim concerning any liability for Taxes of the Seller either (A) claimed or raised by any authority in writing or (B) as to which any of the stockholders, directors and officers (and employees responsible for Tax matters) of the Seller has knowledge based upon personal contact with any agent of such authority.

               (c) The Seller has not waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to an assessment or deficiency with respect to material Taxes.

               Section 3.15 No Undisclosed Liabilities. Upon the Closing, there shall be no material liabilities or obligations of any kind of the Seller affecting the Purchased Assets or the Business, except for the Assumed Liabilities or obligations (a) disclosed by the Seller herein,
(b) covered by insurance, indemnification, contribution or comparable arrangements, (c) reflected in the Store Operating Statements, or (d) that were incurred in the ordinary course of business after the date of the Store Operating Statements.

               Section 3.16  Financial Statements.

               (a) The Seller has furnished the Buyer with the unaudited operating statements for each of the Stores for the period April 1, 1997 through November 30, 1997 (the "Store Operating Statements"), and the Store Operating Statements present fairly in all material respects the results of the operations of each Owned Store as of the dates indicated thereon and have been prepared on a basis consistent with the Seller's historical internal monthly operating reports for its retail furniture stores.

               (b) Since the date of the Store Operating Statements, the Seller has operated its Business and the Purchased Assets only in the ordinary course of business, consistent with the Seller's status as a debtor-in-possession since the Petition Date.

               Section 3.17 LIMITED WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III OR THE REAL PROPERTY DEEDS WITH RESPECT TO THE OWNED REAL PROPERTY, THE SELLER AND THE PARENT HAVE NOT MADE AND DO NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PURCHASED ASSETS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III OR THE REAL PROPERTY DEEDS WITH RESPECT TO THE OWNED REAL PROPERTY, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO THE MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PURCHASED ASSETS ARE HEREBY DISCLAIMED BY THE SELLER AND PARENT.

                                ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF THE BUYER

               The Buyer represents and warrants to the Seller and the Parent as follows:

               Section 4.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. The Buyer has heretofore made available to the Seller and the Parent complete and correct copies of its articles of incorporation and by-laws, as currently in effect.

               Section 4.2 Authority Relative to this Agreement. Subject to the entry of the Procedures Order and the Final Order, the Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Buyer and no other corporate proceeding on the part of the Buyer is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except that such enforceability is subject to and limited by the effect of bankruptcy, insolvency, reorganization, arrangement and moratorium laws, laws relating to fraudulent transfers or conveyances and general principles of equity (whether asserted in an action at law or in equity).

               Section 4.3 Consents and Approvals; No Violations. Except for the applicable requirements, if any, of the HSR Act and the WARN Act, no filing with, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Buyer nor the consummation by it of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of the Buyer, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, Permit, lease or other agreement to which the Buyer is a party or by which the Buyer or any of its properties or assets may be bound or (iii) violate any order, statute or regulation applicable to the Buyer, except in the case of clause (ii) or (iii) for violations, breaches or defaults which would not, in the aggregate, prevent or delay the consummation of the transactions contemplated by this Agreement.

               Section 4.4 Brokers or Finders. Neither the Buyer nor any of its Affiliates has retained any agent, broker, investment banker, financial advisor or other firm or person that is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

               Section 4.5 Financing. The Buyer has sufficient unrestricted funds on hand or committed lines of credit to consummate the transactions contemplated by this Agreement.

               Section 4.6 No Litigation. As of the date hereof, there are no actions, suits, proceedings or, to the knowledge of Buyer, investigations relating to the Buyer pending or, to the knowledge of the Buyer, threatened by or before any Governmental Entity and there are not any orders, injunctions, judgments or decrees that (i) call into question the authority or right of the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, or (ii) would otherwise prevent or delay the transactions contemplated by this Agreement.

               Section 4.7 LIMITED WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE IV, THE BUYER HAS NOT MADE AND DOES NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY NATURE.

                                ARTICLE V
                      COVENANTS AND OTHER AGREEMENTS

               Section 5.1 Conduct of the Business. From and after the date hereof until the Closing Date, and unless the Buyer shall otherwise consent or agree in writing, the Seller and the Parent covenant that:

               (a) Except as contemplated by this Agreement or required by the Bankruptcy Code or order of the Court, the Seller shall not make any material change in the physical condition of any Store located on Owned Real Property, except as set forth on Schedule 5.1(a), with regard to any ongoing renovation and remodeling efforts at the Stores located on Owned Real Property and normal maintenance and repairs of the Stores located on Owned Real Property, including, without limitation, the installation of elevators at such Stores, and the Seller shall conduct the Business and maintain the Purchased Assets in the ordinary course consistent with the Seller's status and practices as a debtor-in-possession under Chapter 11 of the Bankruptcy Code.

               (b) Without limiting the generality of the foregoing, except as contemplated by this Agreement, the Seller shall: (i) conduct the Business in accordance with the Seller's recent retail practices with respect to the receipt of goods, the distribution, pricing, sale and promotion of goods and the taking of permanent and temporary markdowns to insure proper aging and other customary inventory management practices;
(ii) use commercially reasonable efforts to preserve and maintain in all material respects the Purchased Assets and existing relationships with suppliers, customers and others doing business with the Seller; and (iii) promptly notify the Buyer in writing of any material damage to the Purchased Assets of which the Seller or the Parent has knowledge, or any fact, circumstance or occurrence which the Seller reasonably believes to have a Material Adverse Effect or would render any of the Seller's representations or warranties inaccurate in any material respect.

               (c) Except as otherwise contemplated by this Agreement or required by order of the Court, the Seller and the Parent shall not: (i) mortgage, pledge or subject the Purchased Assets to any Lien other than Permitted Liens; (ii) enter into, adopt or amend (except as required by law or by any agreement listed in Schedule 3.10 hereto) any Benefit Plan or increase the amount or accelerate the payment or vesting of any benefit payable thereunder; (iii) cancel, terminate, assign or amend any Assumed Contract; (iv) close any Stores to be purchased by the Buyer; (v) purchase inventory or supplies for the Stores other than in accordance with the Seller's past practices following the Petition Date; or (vi) transfer or sell any Equipment from the Stores.

               (d) Except as otherwise permitted by the terms of this Agreement, the Seller shall not permit or take any action that would be expected to and does result in any of the representations and warranties in Article III becoming untrue or incorrect in any material respect.

               Section 5.2 Access to Information; Confidentiality.

               (a) The Seller shall permit the Buyer and its respective representatives and agents to have reasonable access during normal business hours to the Seller's books and records relating to the Purchased Assets and the Business and, with the Seller's consent (which consent will not be unreasonably withheld), reasonable access to the Purchased Assets. The Buyer shall conduct its review and otherwise use its reasonable efforts to minimize disruption to the Business in connection with the access granted hereunder. Without the prior written consent of the Seller (which consent shall not be unreasonably withheld), the Buyer shall not conduct any environmental testing on any of the Real Property or contact any employees of the Business.

               (b) The Buyer shall, and shall cause its respective representatives and agents to, treat as confidential all of the information provided by the Seller pursuant to Section 5.2(a) hereof or otherwise in connection with the consummation of the transactions contemplated by this Agreement and not use such information except in connection with the transactions contemplated hereby or disclose such information to third parties other than the Buyer's representatives and agents, without the prior written consent of the Seller; provided, however, that following the Closing this Section 5.2(b) shall not prohibit the Buyer from using and providing to third parties such information concerning the Purchased Assets or the Business as it may deem appropriate. If the transactions contemplated by this Agreement are not consummated, upon the request of the Seller, the Buyer shall promptly return to the Seller all information received from the Seller and destroy all evaluation materials prepared by the Buyer or its representatives based on such information.

               Section 5.3  Reasonable Efforts.

               (a)    Upon the terms and subject to the
conditions of this Agreement and the terms of the Procedures Order and the Final Order as they are entered by the Court, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including: (i) promptly making any requested submissions or responses to any formal or informal requests for additional information under the HSR Act with respect to the transactions contemplated by this Agreement, and cooperating with each other with respect to the foregoing;
(ii) the making of appropriate filings and such other actions reasonably necessary in connection with application(s) for entry of the Procedures Order and the Final Order; and (iii) preparing and filing all other forms, registrations, consents and notices required to be filed to consummate the transactions contemplated by this Agreement.

               (b) Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement, including any inquiries made of such party by the Federal Trade Commission or the Department of Justice in connection with any HSR Act filing. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement. If any party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will use its reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

               Section 5.4 Certain Payroll Withholding Matters. The Seller agrees to transfer to the Buyer any records relating to withholding and payment of income and unemployment taxes (federal, state and local) and FICA taxes with respect to wages paid to Continuing Employees by the Seller during the calendar year in which the Closing occurs. The Buyer agrees to provide the Continuing Employees with Forms W-2, Wage and Tax Statement, for the calendar year in which the Closing occurs setting forth the wages paid and taxes withheld with respect to the Continuing Employees for such calendar year by the Seller and the Buyer as predecessor and successor employers, respectively, as provided by Section 5 of Revenue Procedure 84-77.

               Section 5.5  Employees.

               (a) The Buyer agrees to offer employment to all Retail Employees who meet the Buyer's standard employment criteria effective immediately upon the Closing. The Buyer shall comply with any applicable federal, state or local law or rule in connection with its hiring process. The Buyer shall indemnify, defend and hold harmless the Seller from, and shall reimburse the Seller for, any judgments, awards, losses, obligations, damages, liabilities, deficiencies, penalties, fines, claims and expenses (including reasonable attorneys' fees and expenses) (i) arising from or in connection with the Buyer's offer of employment to any employees of the Business and (ii) any severance liability relating to any Continuing Employee. The employees who accept such employment shall be referred to herein as the "Continuing Employees." The Buyer shall notify the Seller within seven (7) days following the Closing of all Retail Employees who accept employment with the Buyer.

               (b) The Buyer shall provide the Continuing Employees with benefits that are generally comparable in the aggregate to those provided by Buyer to similarly situated employees of the Buyer. The Buyer agrees that solely for purposes of determining any Continuing Employee's eligibility to participate in the Buyer's employee benefit plans, such Continuing Employee shall receive full credit for all prior continuous service with the Seller and its predecessors to the extent credit for such service is permitted under the Buyer's employee benefit plans and the Buyer's past practices.

               (c) As of the Closing Date, Continuing Employees shall cease to participate in the employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) maintained or sponsored by the Seller or its Affiliates and shall begin to participate in employee welfare benefit plans of the Buyer or its Affiliates, in accordance with the terms of such plans and the Buyer's past practices.

               (d) The Seller shall remain liable for and shall hold the Buyer harmless from, and indemnify the Buyer against, any and all liability arising from or relating to (i) the Retained Employees; (ii) the failure by the Seller to comply with the continuation health care coverage of COBRA under Sections 601 through 608 of ERISA and Section 4980B of the Code; (iii) any complete or partial withdrawal from any Benefit Plan that is a multi-employer plan, which withdrawal results from the consummation of this Agreement; and (iv) the failure by the Seller to give sufficient notice to any employee of any Store pursuant to the WARN Act or other similar applicable law.

               Section 5.6 Fees and Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the Seller and the Parent, on the one hand, and the Buyer, on the other hand, shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

               Section 5.7 Publicity. Except in connection with the Chapter 11 Cases and the Seller's status as a debtor-in-possession, as required by the Bankruptcy Code or orders of the Court, or as otherwise required by law or, in the case of Buyer, the New York Stock Exchange, Inc. prior to the Closing neither the Buyer nor the Seller shall, and each of them shall cause their respective affiliates, representatives and agents not to, issue or cause the publication of any press release or similar public announcement with respect to the transactions contemplated by this Agreement without the prior consent of the other parties.

               Section 5.8 Submission for Court Approval. The Seller shall file with the Court (a) this Agreement and (b) to the extent not previously filed, one or more applications and motions seeking entry of the Procedures Order and the Final Order as promptly as practicable after the date hereof. The Buyer shall cooperate with the Seller in obtaining Court approvals of this Agreement and entry of the Procedures Order and the Final Order, and the Seller shall use its reasonable efforts to obtain such approvals and orders, and shall deliver to the Buyer copies of all pleadings, motions, notices, statements, schedules, applications, reports and other papers to be filed with the Court relating to such approvals and orders reasonably in advance of filing the same in order to permit the Buyer to provide comments thereto.

               Section 5.9 Qualified Overbids. The Seller shall notify the Buyer if any Qualified Overbids are received by the Seller and shall deliver to the Buyer a copy of any written Qualified Overbids. Upon delivery by the Seller to the Buyer of a Qualified Overbid, the Buyer shall have the right to participate in any subsequent auction as provided for in the Procedures Order (the "Auction"), pursuant to the terms and conditions set forth in the Procedures Order for the Auction.

               Section 5.10 Business Records. The Buyer shall have the right to retain the business records of the Seller located at, and primarily related to, the Stores, including, without limitation, such customer lists as may exist for the Stores, provided that upon the Seller's request the Buyer shall promptly make copies thereof available to the Seller. In addition, the Seller shall provide to the Buyer, upon its request, copies of any business records relating to the Stores but located at the Parent's offices in Pottstown, Pennsylvania.

               Section 5.11 Transfer Taxes. All Transfer Taxes resulting from the transactions effected pursuant to this Agreement, if any, shall be borne in equal part by the Buyer and the Seller. Any Tax Returns that must be filed in connection with such Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns. The party or parties responsible for filing such Tax Returns shall be reimbursed within ten (10) business days of submitting a request therefor to the non-filing party or parties.

               Section 5.12 Trademarks. The Seller agrees to grant to the Buyer the exclusive, irrevocable non-transferable license to use in the Chicago metropolitan area the names "Homemakers", "John M. Smyth" and "John M. Smyth Homemakers" and the trademarks listed on Schedule 5.12 (collectively, the "Marks"). Such license shall be in accordance with the terms and restrictions set forth in the Trademark License Agreement attached hereto as Exhibit D (the "Trademark License Agreement").

               Section 5.13  Liquidation Agent.

               (a) The Seller hereby appoints the Buyer, and the Buyer hereby agrees to serve, as the Seller's exclusive agent for the limited purpose of selling the Inventory in the Stores located in Morton Grove, Illinois and Ford City, Illinois (the "Liquidation Stores")for the period commencing on the Closing Date and ending 90 days thereafter(the "Liquidation Period").

               (b) At the Closing, the Buyer shall pay to the Seller a cash payment equal to the pro rata portion of $73,217 (the rent and common area expenses payable under the real property leases relating to the Liquidation Stores (the "Leases")) for the period commencing on the Closing Date through January 31, 1998 (the "Rental Payment"). The Buyer shall, on each of January 23, 1998 and February 20, 1998, pay to the Seller cash payments equal to $73,217. On March 25, 1998, the Buyer shall pay to the Seller the pro rata portion of $73,217 (the rent and common area expenses payable under the Leases for the period commencing on March 1, 1998 and ending on the last day of the Liquidation Period). The Buyer shall provide the Seller with all retail sales information required under the Leases. On or before December 31, 1997, the Seller shall provide the Buyer with a written list of all operational, administrative and other expenses incurred with respect to the Liquidation Stores during the period of October 15, 1997 through December 15, 1997. Not later than seven (7) days prior to the Closing Date, the Buyer shall inform the Seller of which services relating to such expenses, if any, it desires to be cancelled as of the Closing Date; provided, however, that the Seller shall not be required to cancel any services or products required pursuant to the Leases. The Buyer also shall be responsible for and shall pay directly or shall promptly reimburse the Seller or the Parent, as applicable, for all expenses associated with services not requested by Buyer to be cancelled and for all other expenses incurred at the request of the Buyer in conducting the sale of the Inventory in the Liquidation Stores (the "Sale"). The Buyer shall reimburse the Seller for any such expenses paid by the Seller or the Parent, as the case may be, within thirty (30) days of receipt of an invoice from the Seller stating, in reasonable detail, the amount and type of any Expenses so paid.

               (c) Buyer may conduct the Sale in any manner permissible under applicable law, including, without limitation, as a "store closing sale" or an "inventory liquidation sale". The Buyer shall conduct the Sale in a commercially reasonable manner and in compliance with the terms of this Agreement and any orders of any court of competent jurisdiction. The Seller shall not be obligated in any way to assist Buyer in the conduct of the Sale; provided, however, that Seller shall preserve intact the equipment, fixtures, furniture and other physical aspects of the Liquidation Stores to the extent necessary for Buyer to conduct the Sale.

               (d) The Sale shall commence on the Closing Date and shall terminate ninety (90) days thereafter (the "Sale Termination Date") unless a later date shall be agreed to in writing by the Buyer and the Seller. On the Sale Termination Date, Buyer shall vacate the Liquidation Stores and shall surrender and deliver the Liquidation Store premises and the Liquidation Store keys to the Seller. Buyer agrees to leave the Liquidation Stores in substantially the same condition as delivered to the Buyer, ordinary wear and tear excepted. The Buyer shall be responsible for the removal of all refuse, Inventory and other items from the Liquidation Stores on or prior to the Sale Termination Date. All assets of the Seller not used by the Buyer in the conduct of the Sale (e.g., supplies, furniture, trade fixtures, improvements to real property, etc.) shall be returned to the Seller as soon as practicable after the Sale Termination Date.

               Section 5.14 Adequate Assurances. The Buyer covenants and agrees to provide adequate assurances of future performance as required under Section 365(f)(2)(B) of the Bankruptcy Code in respect of any and all contracts and leases assumed by the Buyer and assigned by the Seller under this Agreement. Such adequate assurances shall be provided by the Buyer at the time that the Seller assumes and assigns the contracts and the leases under applicable bankruptcy law, or at such earlier or later time designated by Final Order of the Court. The Seller shall comply with
Section 365(a) of the Bankruptcy Code in respect of any Assumed Contracts and covenants and agrees to make any payments required by Sections 365(b)(1)(A) and (B) of the Bankruptcy Code on or before the Closing Date or such other time as the Court may direct.

               Section 5.15 Risk of Loss. All risk of loss to the Purchased Assets shall be borne by Seller until Closing. All risk of loss to the Purchased Assets shall be borne by Buyer from and after the Closing. If any material item or portion of the Purchased Assets is materially damaged, destroyed or taken by condemnation or other eminent domain proceeding prior to Closing, Buyer shall have the right, at its option, to refuse to purchase such damaged, destroyed, condemned or taken item or portion and the Purchase Price for the Purchased Assets shall be reduced as mutually agreed by the parties hereto or require Seller to pay to it the amount of any proceeds of insurance or other award or payment payable to Seller on account of such damage, destruction, condemnation or other taking.

               Section 5.16 Returns of Merchandise. The Buyer shall receive and hold as a bailee on behalf of the Seller all merchandise returned by any customer who financed such merchandise through GECC ("Returned Merchandise") until notification of Seller's repurchase of the customer account related to such returned merchandise. The Buyer is hereby notified of the security interest of GECC in Returned Merchandise until such time as the Seller repurchases the customer account from GECC related to such Returned Merchandise from GECC. Within fifteen (15) days of the receipt of Returned Merchandise, the Buyer shall forward to the Seller satisfactory documentation of such Returned Merchandise. Within ten (10) business days of receipt of such documentation, the Seller shall notify the Buyer of the repurchase by the Seller of the customer account related to such Returned Merchandise pursuant to the terms of the GECC Receivables Agreement. Within ten (10) days of receipt of such notification, the Buyer shall reimburse the Seller for the Landed Cost of the Returned Merchandise.

                                ARTICLE VI
                                CONDITIONS

               Section 6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) The waiting period applicable to the consummation of the transactions contemplated by this Agreement required pursuant to the HSR Act shall have expired or been terminated.

               (b) All material authorizations, consents, orders or approvals of Governmental Entities set forth on Schedule 6.1(b) shall have occurred, been filed or been obtained and not rescinded.

               (c) There shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Entity which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement.

               (d) The Court shall have entered the Final Order which shall have authorized the Seller to convey to the Buyer all of its right, title and interest in and to the Purchased Assets free and clear of all Liens other than Permitted Liens with respect to the Owned Real Property, and the Court shall have approved the assignment and assumption of the Assumed Contracts as contemplated hereby. The Final Order, which must be reasonably satisfactory in form and substance to the Buyer, shall authorize the Seller and the Parent to enter into and consummate this Agreement and the transactions contemplated hereby, and further provide, among other things, that (i) the transfers of the Purchased Assets by the Seller to the Buyer pursuant to this Agreement (a) are or will be legal, valid and effective transfers of the Purchased Assets; (b) vest or will vest Buyer with good title to the Purchased Assets (including good and marketable title to the Real Property), free and clear of all Liens except Permitted Liens; (c) constitute the best offer or value received by Seller for the Purchased Assets; and (d) do not and will not subject Buyer to any liability as a successor of Seller; (ii) the Court retains jurisdiction to enforce the provisions of this Agreement in all respects;
(iii) the provisions of the Final Order are nonseverable and mutually dependent; (iv) the transactions contemplated by this Agreement are undertaken by the Buyer in good faith, as that term is used in Section 363(m) of the Bankruptcy Code; (v) pursuant to Section 363(n) of the Bankruptcy Code, the consideration paid under this Agreement was not controlled by an agreement among potential bidders at the hearing; (vi) the Seller and the Parent have fully satisfied the requirements of Sections 365(b)(1)(A) and (B) of the Bankruptcy Code with regard to the Assumed Contracts and there are no defaults or amounts due and owing on the Assumed Contracts; (vii) the terms and provisions of the Final Order and this Agreement shall remain in full force and effect upon the dismissal or conversion of the Chapter 11 Cases to another chapter under the Bankruptcy Code and (viii) the terms and provisions of the Final Order and this Agreement shall be binding on all creditors and parties in interest. The Seller and the Parent shall seek and use their respective reasonable efforts to include in the Final Order that the transfers and assignments to the Buyer contemplated by this Agreement (including, without limitation, the transfer and assignment of the Real Property) shall, pursuant to Section 1146(c) of the Bankruptcy Code, not be subject to the imposition or payment of any transfer taxes of any nature.

               Section 6.2 Conditions to Obligations of the Buyer. The obligation of the Buyer to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) The representations and warranties of the Seller and the Parent set forth in Article III shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date, other than representations and warranties that expressly speak as of a specific date (which need only be true and correct as of such date).

               (b) Each of the Seller and the Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

               (c) The Buyer shall have received from the Seller a certificate executed by an officer of the Seller, dated the Closing Date, to the effect of (a) and (b) above (the "Seller's Officer's
Certificate").

               (d) The Final Order shall have become nonappealable in accordance with Rule 8002 of the Bankruptcy Rules.

               Section 6.3 Conditions to Obligations of the Seller and the Parent. The obligation of the Seller and the Parent to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) The representations and warranties of the Buyer set forth in Article IV shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date, other than representations and warranties that speak as of a specific date (which need only be true and correct in all material respects as of such date).

               (b) The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

               (c) The Seller shall have received from the Buyer certificates executed by officers of the Buyer, dated the Closing Date, to the effect of (a) and (b) above (the "Buyer's Officer's Certificate").

               (d) The Seller shall have received the consent of the lenders under the $260,000,000 Postpetition Credit Agreement, dated as of September 5, 1997, to the extent that any such consent is required to transfer any or all of the Purchased Assets to the Buyer free and clear of any Lien held by the lenders.

                               ARTICLE VII
                        TERMINATION AND AMENDMENT

               Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

               (a) Mutual consent of the Seller and the Buyer.

               (b) Either the Seller or the Buyer if the Closing shall not have occurred on or before January 31, 1998 (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement).

               (c) Either the Seller or the Buyer if any court of competent jurisdiction or other competent Governmental Entity shall have issued a statute, decree or injunction permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such statute, decree or injunction shall have become final and nonappealable.

               (d) Either the Seller or the Buyer, if the Buyer chooses not to respond to an initial Qualified Overbid within the time provided under the Procedures Order or if, after the Seller has received a Qualified Overbid, the Buyer notifies the Seller that it will not participate in the Auction.

               (e) Either the Seller or the Buyer, if the Buyer is not the Successful Bidder at any Auction.

               (f) Either the Seller or the Buyer, if the Court has not entered the Procedures Order within thirty (30) days following the date of the filing with the Court of the motion seeking entry of the Procedures Order.

               (g) By the Buyer, if the Seller has materially breached any of the Seller's representations, warranties, covenants or other terms of this Agreement.

               (h) By the Buyer, if on or before December 30, 1997, the Buyer has informed the Seller of one or more matters with respect to the Owned Real Property discovered in connection with the due diligence review of the Owned Real Property to which Buyer, in its sole discretion, objects.

               (i) By the Seller, if the Buyer has materially breached any of the Buyer's representations, warranties, covenants or other terms of this Agreement.

               (j) By the Buyer, if on or before December 30, 1997 the Seller shall not have received the consent of the lenders under the $260,000,000 Postpetition Credit Agreement, dated as of September 5, 1997, to the extent that any such consent is necessary to transfer any or all of the Purchased Assets to the Buyer free and clear of any Lien held by the lenders.

               Section 7.2  Effect of Termination.

               (a) In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 hereof (except for Section 7.1(d)and 7.1(e)), this Agreement shall terminate without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of Sections 5.2(b), 5.7 and 7.2 hereof. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement.

               (b) If this Agreement is terminated by any party pursuant to Section 7.1(d) or Section 7.1(e), then the Seller shall pay to the Buyer the sum of $350,000 (the "Termination Fee") at the closing of the transaction arising from the Court-approved transaction out of the proceeds of that transaction; provided, however, that Seller shall in no event be required to pay to the Buyer the Termination Fee unless the Seller shall have consummated a sale of (x) all of the Purchased Assets or (y) a portion of the Purchased Assets having an aggregate value in excess of $1 million, in each case, to a Purchaser other than the Buyer or its Affiliates.

               (c) If this Agreement is terminated by any party, then, within five (5) business days of such termination, the Seller shall return to the Buyer by wire transfer in immediately available funds the Earnest Money Deposit.

               Section 7.3 Amendment. This Agreement may be amended at any time by the Seller, the Parent and the Buyer, but only by an instrument in writing signed on behalf of each of the Seller, the Parent and the Buyer.

               Section 7.4 Extension; Waiver. At any time prior to the Closing, each of the Seller, on the one hand, and the Buyer, on the other hand, may (i) extend the time for the performance of any of the obligations or acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto; (iii) waive compliance with any of the agreements of the other contained herein; or (iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                               ARTICLE VIII
                             INDEMNIFICATION

               Section 8.1 Survival of Representations and Warranties. The representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing solely for the purposes of Article VIII of this Agreement and terminate one year from the Closing Date.

               Section 8.2 Seller's Indemnity. The Seller and the Parent, jointly and severally, covenant and agree to defend, indemnify and hold harmless the Buyer, its officers, directors, employees (except Continuing Employees), agents, advisors, representatives and Affiliates (collectively, the "Buyer's Indemnities") from and against, and pay or reimburse the Buyer's Indemnities for, any and all claims, liabilities, losses, costs or damages (collectively, "Losses") resulting from or arising out of:

               (a) any breach of any representation or warranty made by the Seller herein;

               (b) any failure of the Seller to perform any covenant or agreement or fulfill any other obligation in respect hereof; and

               (c) any Excluded Liabilities or Excluded Assets
(collectively, "Buyer Claims").

               Section 8.3 Seller's and Parent's Limitation of Liability. Anything in this Agreement to the contrary notwithstanding, the liability of the Seller and the Parent to indemnify the Buyer pursuant to Section
8.2 hereof against any Losses sustained by reason of any Buyer Claim shall be limited to Buyer Claims as to which the Buyer has given the Seller written notice thereof on or prior to one year after the Closing Date, whether or not any Losses have then actually been sustained. The provisions for indemnity contained in Section 8.2 hereof shall be effective only after the aggregate amount of all Buyer Claims for which the Seller is liable exceeds $50,000, and then only to the extent of such excess, but in no event in excess of $1 million; provided, however, that the Seller's and the Parent's liability for Buyer Claims under Section 8.2(c) shall not be so limited; provided further, however, that the Seller's and the Parent's liability with respect to their respective obligations under Section 2.5(e) and 2.5 (f) shall not be so limited. The Seller and the Parent hereby agree to secure their respective obligations to the Buyer under this Section 8.3 for a period of one (1) year by providing a standby letter of credit in the amount of $1 million with such letter of credit to embody the terms set forth in Exhibit E attached hereto.

               Section 8.4 Buyer's Indemnity. The Buyer covenants and agrees to defend, indemnify and hold harmless the Seller and the Parent and their respective officers, directors, employees, agents, advisors, representatives and Affiliates (collectively, the "Seller Indemnities") from and against any and all Losses resulting from or arising out of:

               (a) any breach of any representation or warranty made by the Buyer herein;

               (b) any failure by the Buyer to perform any covenant or agreement or fulfill any other obligation in respect hereof;

               (c) the Assumed Liabilities, the Buyer's Liabilities and the operation of the Business by the Buyer or the Buyer's ownership, operation or use of the Purchased Assets following the Closing Date (collectively, "Seller Claims"); and

               (d) the agency relationship between the Seller and the Buyer contemplated by Section 5.13 hereof, including, without limitation, the Sale and the Buyer's use of the Liquidation Stores in connection therewith.

               Section 8.5 Buyer's Limitation of Liability. Anything in this Agreement to the contrary notwithstanding, the liability of the Buyer to indemnify the Seller pursuant to Section 8.4 hereof against any Losses sustained by reason of any Seller Claim shall be limited to Seller Claims as to which the Seller has given the Buyer written notice thereof at or prior to one year after the Closing Date, whether or not any Losses have then actually been sustained. The provisions for indemnity contained in Section 8.4 hereof shall be effective only after the aggregate amount of all Seller Claims for which the Buyer is liable under the indemnity exceeds $50,000, and then only to the extent of such excess.

               Section 8.6 Procedure. In the event that any party (the "Aggrieved") desires to make a claim for indemnification hereunder against any other party (the "Indemnitor") in connection with any action, suit, proceeding or demand at any time instituted against or made upon the Aggrieved for which the Aggrieved seeks indemnification hereunder (a "Claim"), the Aggrieved shall notify the Indemnitor of such Claim and the amount and circumstances surrounding it, and of the Aggrieved's claim of indemnification with respect thereto, provided that failure of the Aggrieved to give such notice shall only relieve the Indemnitor of its obligations under this Article VIII to the extent, if any, that the Indemnitor shall have been prejudiced thereby. Upon receipt of such notice from the Aggrieved, the Indemnitor shall be entitled, at the Indemnitor's election, to assume or participate in the defense of such Claim. In any case in which the Indemnitor assumes the defense of the Claim, (i) the Aggrieved shall have the right, at its expense, to engage counsel to participate in such defense, and (ii) the Indemnitor shall give the Aggrieved two (2) business days' notice prior to executing any settlement agreement and the Aggrieved shall have the right, in its reasonable discretion, to approve or reject the settlement; provided, however, that upon rejection of any settlement, the Aggrieved shall assume control of the defense of such Claim and the liability of the Indemnitor with respect to such Claim shall be limited to the amount or the monetary equivalent of the rejected settlement and related expenses.

               Section 8.7 Exclusive Remedy. Subject to the following sentence, each of the Seller, the Parent and the Buyer acknowledge that their sole post-Closing remedy contained in this Agreement shall be as set forth in this Article 8. Nothing contained herein, however, shall limit the rights of any party hereto to pursue any claim of fraud or to seek and obtain any and all equitable remedies, including injunctive relief, to specifically enforce another party's obligations hereunder.

                                ARTICLE IX
                              MISCELLANEOUS

               Section 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, or when sent if mailed by registered or certified mail (return receipt requested) or transmitted by facsimile (with confirmation of transmittal) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to the Parent or the Seller, to:

                      Levitz Furniture Corporation
                      6111 Broken Sound Parkway, N.W.
                      Boca Raton, Florida  33487
                      Facsimile:  (561) 998-5615
                      Attention:  Edward P. Zimmer

                      with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      919 Third Avenue
                      New York, New York  10022
                      Facsimile:  (212) 735-2000
                      Attention:  J. Gregory Milmoe

               (b)    if to the Buyer, to:

                      Heilig-Meyers Company
                      12560 West Creek Parkway
                      Richmond, Virginia  23238
                      Facsimile:  (804) 784-7910
                      Attention:  Joseph R. Jenkins, Jr.

                      with a copy to:

                      McGuire Woods Battle & Boothe LLP
                      1 James Centre
                      Richmond, Virginia  23219
                      Facsimile:  (804) 698-2152
                      Attention:  David W. Robertson, Esq.

               Section 9.2 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               Section 9.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

               Section 9.4 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

               Section 9.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable principles of conflicts of law.

               Section 9.6 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

               Section 9.7 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties, except that Buyer may assign this Agreement to a corporation controlled by or under common control with the Buyer without such prior written consent; provided, however, no such assignment shall release Buyer from primary liability hereunder. Notwithstanding the foregoing, Buyer may by written notice to Seller specify a designee or nominee to which title to the Owned Real Property will be conveyed.

               Section 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

               Section 9.9 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect.

               Section 9.10 Exclusive Jurisdiction. The parties hereby agree that, without limitation of any party's right to appeal any order of the Court, (a) the Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder or the transactions contemplated herein, and
(b) any and all claims, actions, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the Court, and the parties hereby consent and submit to the jurisdiction of the Court and shall receive notices at such locations as indicated in
Section 9.1 hereof.


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   JOHN M. SMYTH COMPANY


                                   By: /s/ Edward P. Zimmer
                                      __________________________
                                      Edward P. Zimmer
                                      Vice President


                                   LEVITZ FURNITURE CORPORATION


                                   By: /s/ Edward P. Zimmer
                                      _____________________________
                                      Edward P. Zimmer
                                      Vice President


                                   HEILIG-MEYERS COMPANY


                                   By: /s/ William E. Helms
                                      _____________________________
                                      William E. Helms
                                      Senior Vice President
                                      Corporate Expansion